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                                                                    EXHIBIT 8.2


                              September 26, 1997

GranCare, Inc.
One Ravinia Drive
Suite 1500
Atlanta, Georgia 30346

     Re: Registration Statement on Form S-4 of Living Centers of America,
        Inc. ("LCA") containing the Joint Proxy Statement/Prospectus of LCA and GranCare, Inc. ("GranCare") dated September 26, 1997 (the "Registration Statement").

Gentlemen:

  You have requested our opinion concerning certain of the federal income tax consequences of certain of the transactions described in the Registration Statement specifically the "GranCare Merger" (as such term is defined in the Registration Statement). In connection with rendering this opinion, we have made certain assumptions and we have assumed that certain representations of the management of GranCare and LCA as to the facts upon which this opinion is based will be made prior to the closing of the GranCare Merger.

  Based upon the assumptions and the representations, we confirm our opinions as set forth in the Registration Statement under the heading "The GranCare Merger Agreement--Certain Federal Income Tax Consequences."

  This opinion addresses only the effect under the federal income tax laws of the GranCare Merger, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state.

  We hereby consent to the filing of this opinion as an exhibit to such Registration Statement and the reference to our firm and the above-mentioned opinion under the heading "The GranCare Merger Agreement--Certain Federal Income Tax Consequences" included in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Andrews & Kurth L.L.P.
                                          _____________________________________
                                          Andrews & Kurth L.L.P.